EXHIBIT 5.1

200 East Randolph Drive
Chicago, Illinois 60601
(312) 861-2000
www.kirkland.com
May 31, 2007
Wholesale Auto Receivables LLC
200 Renaissance Center, 12th Floor
Detroit, Michigan 48265
Re:	Wholesale Auto Receivables LLC Amendment No. 1 to Registration Statement on Form S-3 (No. 333-141483)
     We have acted as special counsel to Wholesale Auto Receivables LLC, a Delaware limited liability company (the “Company”), in connection with the above-referenced Amendment No. 1 to Registration Statement (together with the exhibits and any amendments thereto and the prospectus supplement described therein, the “Registration Statement”), filed by the Company with the Securities and Exchange Commission in connection with the registration by the Company of Asset-Backed Securities (the “Registered Securities”).
     The Registration Statement contains a prospectus and related prospectus supplement (the “Prospectus”) pertaining to offerings by the Company of Notes (as defined below) issued by the Master Owner Trust (as defined below). This opinion relates only to the Prospectus and the exhibits contained in the Registration Statement.
     As described in the Prospectus, the Registered Securities issued pursuant to the Prospectus and related prospectus supplements (each, a “Prospectus Supplement”) will be Asset Backed Notes (“Notes”) that will be issued in series. Each series of Notes will be issued by SWIFT Master Auto Receivables Trust, a Delaware statutory trust (the “Master Owner Trust”) to be formed by the Company pursuant to the Trust Agreement (the “Trust Agreement”) between the Company and an Owner Trustee to be specified in the related prospectus supplement (the “Owner Trustee”). Each series issued by the Master Owner Trust may include one or more classes of Notes. Each series of Notes issued by the Master Owner Trust will be issued pursuant to an Indenture Supplement (each, an “Indenture Supplement”) between the Master Owner Trust and an Indenture Trustee (the “Indenture Trustee”) to the Indenture (the “Indenture”) between the Master Owner Trust and the Indenture Trustee and the Trust Sale and Servicing Agreement, by and among the Master Owner Trust, the Company and GMAC LLC, as servicer (the “Servicer”) (the “Trust Sale and Servicing Agreement”). The Asset-Backed Certificate of the Master Owner Trust will be issued pursuant to the Trust Agreement.
     We are generally familiar with the proceedings required to be taken in connection with the proposed authorization, issuance and sale of the Notes, and in order to express the opinion hereinafter stated, we have examined copies of the Registration Statement and, in each case as filed as an exhibit to or incorporated by reference in the Registration Statement, (i) the form of Indenture, (ii) the form of
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Wholesale Auto Receivables LLC
May 31, 2007

Indenture Supplement, (iii) the form of Trust Agreement (including the form of Certificate of Trust to be filed pursuant to the Delaware Statutory Trust Act included as an exhibit thereto (the “Trust Certificate”)), (iv) the form of Trust Sale and Servicing Agreement, (v) the form of Pooling and Servicing Agreement between GMAC LLC and the Company, (vi) the form of Administration Agreement among the Master Owner Trust, the Indenture Trustee and GMAC LLC, as administrator, and (vii) the form of Custodian Agreement between GMAC LLC, as custodian, and the Company, as depositor (collectively, documents (i)-(vii) are referred to herein as the “Operative Documents”). We have examined such other documents and such matters of law, and we have satisfied ourselves as to such matters of fact, as we have considered relevant for purposes of this opinion.
     On the basis of the foregoing and on the basis of our examination of the Company’s Certificate of Formation and Limited Liability Company Agreement, as amended, and a review of a Certificate of the Secretary of State of the State of Delaware as to the good standing of the Company, it is our opinion that:
     (a) The Company is a limited liability company validly existing and in good standing under the laws of the State of Delaware; and
     (b) With respect to the Notes of any series issued by the Master Owner Trust, when, as and if (i) the Registration Statement becomes effective pursuant to the provisions of the Securities Act of 1933, as amended, (ii) the principal amount, price, interest rate and other principal terms of such Notes and the forms of such Notes have been duly established and approved by the Company’s Board of Directors, (iii) the Operative Documents relating thereto have each been duly completed, executed and delivered by the parties thereto substantially in the form we have examined, duly reflecting the terms established as described above, and, except for the applicable Indenture Supplement, remain in full force and effect, (iv) the Trust Certificate for the Master Owner Trust has been duly executed by the Owner Trustee and timely filed with the Secretary of State of the State of Delaware and the Trust Certificate remains in full force and effect, (v) the Indenture has been, and remains, duly qualified under the Trust Indenture Act of 1939, as amended, and (vi) such Notes have been duly executed and issued by the Master Owner Trust and authenticated by the Indenture Trustee, and sold by the Company, all in accordance with the terms and conditions of the related Operative Documents and in the manner described in the Registration Statement, such Notes will have been duly authorized by all necessary action of the Master Owner Trust and will have been legally issued and will be enforceable in accordance with their terms and entitled to the benefits of the related Operative Documents, such Notes will be binding obligations of the Master Owner Trust in accordance with their terms, except as any of the foregoing may be limited by Title 11 of the United States Code or other bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or affecting the enforcement of creditors’ rights or the relief of debtors, as may be in effect from time to time, or by general principles of equity.
     We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of securities or “Blue Sky” laws of the various states to the offer or sale of the Notes.

Wholesale Auto Receivables LLC
May 31, 2007

     We wish to advise you that we are members of the bar of the State of New York and the opinions expressed herein are limited to the laws of the State of New York, the federal laws of the United States, the Delaware Limited Liability Company Act and the Delaware Statutory Trust Act.
     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the Prospectus included in the Registration Statement under the captions “Legal Opinions.” In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.
Very truly yours,
/s/ Kirkland & Ellis LLP
KIRKLAND & ELLIS LLP